AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of the 13th day of November, 2018, to the Fund Accounting Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the iM DBi Managed Futures Strategy ETF and related fees; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit H is hereby superseded and replaced with Exhibit H attached hereto.

This amendment will become effective upon the commencement of operations of the iM DBi Managed Futures Strategy ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas J. Neilson	By: _/s/ Anita M. Zagrodnik
Name: Douglas J. Neilson	Name: Anita M. Zagrodnik
Title: President	Title: Senior Vice President

Exhibit H - Manager Directed Portfolios Fund Accounting Servicing Agreement

Name of Series
iM Dolan McEniry Corporate Bond Fund

The below fee schedule is specific to the Fund named above:

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund*
__basis points on the first $__ million
__basis points on the next $__ million
__basis points on the next $__ million
__ basis points on the balance
Minimum Annual Fee: $__ per fund

▪	Additional fee of $__ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	USBFS Legal Administration (e.g., registration statement update)
▪	CoreTax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing Services

▪	$__ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
▪	$__ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪	$__ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies Asset Backed, High Yield
▪	$__ – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$__ – Bank Loans
▪	$__ – Swaptions, Intraday money market funds pricing, up to 3 times per day
▪	$__ – Credit Default Swaps
▪	$__ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action and Factor Services (security paydown)

▪	$__ per Foreign Equity Security per Month
▪	$__per Domestic Equity Security per Month
▪	$__ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

▪	$1 per security per month for fund administrative data

SEC Reporting Modernization Requirements

▪	Form N-PORT – $__ per year, per Fund
▪	Form N-CEN – $__ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Exhibit H (continued)- Manager Directed Portfolios Fund Accounting Servicing
Agreement

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Name of Series
iM DBi Managed Futures Strategy ETF

The below fee schedule is specific to the Fund named above:

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where iM Global Partner US acts as Adviser to the exchange-traded fund in the MDP series trust.

Annual Minimum per Fund2                                                                           Basis Points on Trust AUM2
Funds 1-5                $__ First $__m                  __ bps
Funds 6-10              $__ Next $__m                  __bps
Funds 11-15            $__ Next $__m                  __ bps
Funds 16+               $__ Balance                       __ bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Exhibit H (continued)- Manager Directed Portfolios Fund Accounting Servicing Agreement

APPENDIX A

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)
$__– Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$__ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$__ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$__– Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$__– Bank Loans
$__ – Swaptions
$__ – Intraday money market funds pricing, up to 3 times per day
$__ – Credit Default Swaps
$__ per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for IDC data used to monitor corporate actions
$__per Foreign Equity Security per Month
$__per Domestic Equity Security per Month
$__per CMOs, Asset Backed, Mortgage Backed Security per Month

MDP Trust Chief Compliance Officer Annual Fee (subject to board approval)

$__for the first fund
$__for each additional fund
$__per sub-advisor per fund
Additional $__per distributor other than Quasar Distributors, LLC

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

$__ per security per month for fund administrative

SEC Modernization Requirements

Form N-PORT – $__ per year, per Fund
Form N-CEN – $__ per year, per Fund

Exhibit H (continued)- Manager Directed Portfolios Fund Accounting Servicing Agreement

APPENDIX A continued

Controlled Foreign Corporation (CFC)

USBFS Fee Schedule plus $__

Section 15(c) Reporting

▪	$__ per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Exhibit H (continued)- Manager Directed Portfolios Fund Accounting Servicing
Agreement

APPENDIX B

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request and/or need)

Daily Compliance Services

Base fee – $__ per fund per year
Setup – $__ per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)

$__ set up fee per fund complex
$__ per fund per month

C- Corp Administrative Services

1940 Act C-Corp – USBFS Fee Schedule plus $__
1933 Act C-Corp – USBFS Fee Schedule plus $__

Fees are calculated pro rata and billed monthly

Adviser’s Signature below acknowledges approval of the fee schedule on this Exhibit H.

iM Global Partner US, LLC

By: ______________________________

Printed Name and Title: Jeffrey K. Seeley, U.S. Chief Operating Officer and Head of Distribution

Date: _____________________